SHAREHOLDER AGREEMENT

OF

LIBERTY ELECTRIC CAR, INC.

(A Nevada Company)

SHAREHOLDER AGREEMENT dated as of the 11th day of August, 2010, by and among the Persons signing below.

W I T N E S S E T H:

WHEREAS, the parties hereto are shareholders of Liberty Electric Car, Inc. (the "*Company*"), a Nevada corporation, for the purpose of conducting the Business; and

WHEREAS, the parties desire to provide herein for the management and the conduct of the business and affairs of the Company and their relative rights and obligations with respect thereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter provided, and other good and valuable consideration, the legal adequacy of which is acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. The following capitalized terms are used herein as defined below:

(a) "*Act*" means the Nevada Revised Statutes, as amended.

(b) "*Affiliate*" means, with respect to a Person, another Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

(c) "*Agreement*" means this shareholder agreement, including any schedules and exhibits hereto, as supplemented, amended or restated from time to time in the manner provided herein.

(d) "*Board*" means the Board of Directors of the Company comprised of the Board Members.

(e) "*Board Members*" means each of Gary Spaniak, Jr., Charles G. Spaniak III, Ian Holday and Igor Dolgun or any other Person subsequently appointed as a Board Member pursuant to the terms of this Agreement.

(f) "*Business*" means the converting of gasoline fueled vehicles to electric fueled vehicles, creating prototype conversion vehicles in compliance with U.S. laws, and the sale of products and franchises related to such business.

(g) "*Code*" means the Internal Revenue Code of 1986, as amended.

(h) *"Common Shares"* means with respect to a shareholder, the common stock of the Company held by the shareholders on Exhibit A.

(i) *"Company"* has the meaning set forth in the preamble.

(j) *"Consent"* means: (i) with respect to a vote of the shareholders, the approval, authorization, consent or ratification of shareholders (or the proxies of such shareholders) holding more than fifty-five percent (55%) of the shares of the Company at a meeting duly held pursuant to this Agreement or given by such shareholders in an instrument duly executed and delivered in the manner provided herein or (ii) with respect to a vote of the Board, the approval, authorization, consent or ratification of Board Members (or the proxies of such Board Members) holding more than fifty-five percent (550%) of the votes of the Board as a whole, at a meeting duly held pursuant to this Agreement or given by such Board Members in an instrument duly executed and delivered in the manner provided herein. For purposes of the immediately preceding sentence, each Board Member shall be entitled to one (1) vote.

(k) *"Control"* of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or to direct the manner of voting of, securities of such Person, or pursuant to law or agreement, or in any other manner.

(l) *"Covered Person"* means any Person who or that is or was a shareholder, Board Member, Officer or any Successor of any of the foregoing.

(m) *"Disability Event"* means, with respect to a Person: (1) the inability of the Person, as a result of any physical or mental disability or incapacity, to perform any material duties of the Person under this Agreement, any employment or similar agreement with respect to the Business or other agreement related to the conduct of the Business for a period of one-hundred eighty (180) consecutive days or two-hundred seventy (270) days during any period of three-hundred sixty-five (365) consecutive days or (2) the entry of judgment of a court of competent jurisdiction adjudicating the Person to be incompetent to manage the Person's property or person.

(n) *"Damages"* means any loss, damage, liability, obligation, deficiency, fine, debt, claim, action, suit, proceeding, demand, assessment, penalty, interest, injunction, order, judgment, payment, expenditure, expense, reduction in benefit, tax, addition to tax or any other similar item, plus any reasonable attorney fees relating to any of the foregoing.

(o) *"ELCR"* means Electric Car Company, a Shareholder.

(p) *"Fiscal Year"* means the annual accounting period used by the Company for tax or financial reporting purposes, as the case may be.

(q) *"Liberty"* means Liberty Electric Cars USA LLC, a Shareholder.

(r) *"Officer"* has the meaning set forth in Section 6.1(b).

(s) *"Person"* means any natural person or legal person (including, but not limited to, a corporation, joint stock company, limited liability company, partnership, joint venture, association, estate, trust, government or governmental authority, agency or instrumentality) or any group of any of natural or legal persons acting in concert.

(t) *"Preferred Shares"* means with respect to a shareholder, the preferred stock of the Company held by the shareholders on Schedule A.

(u) *"Shareholder"* means any Person who is a Shareholder of the Company pursuant to the provisions of this Agreement and the Act, as set forth on Schedule A.

(v) *"Shares"* means, with respect to a shareholder, the common stock of the Company held by the shareholders on Schedule A.

(w) *"Successor"* means any direct or indirect successor-in-interest to any Person, including, but not limited to, any Transferee, executor, administrator, trustee, guardian, heir, legatee, conservator, representative, custodian, fiduciary, attorney-in-fact or agent.

(x) *"Transfer"* means, with respect to any Share (or any portion thereof or interest therein), asset or property, any action or intended action to sell, exchange, barter, assign, transfer, give, or otherwise voluntarily or involuntarily dispose of, or any action or intended action to pledge, escrow, hypothecate, mortgage, grant or create a security interest in or lien upon, or otherwise voluntarily or involuntarily encumber such Share (or any portion thereof or interest therein), asset or property.

(y) *"Transferee"* means any Person, whether a shareholder or not, who or that acquires, receives or owns a shares as a result of a Transfer or as a result of being a Successor.

(z) *"Transferor"* means any Person who or that made or makes a Transfer of a Share (or any portion thereof or interest therein).

(aa) *"Treas. Reg."* means any final, temporary or proposed regulation promulgated under the Code.

Section 1.2 Conventions.

(a) Any reference to a specific section or other provision of a statute, code, regulation or similar legal authority (including, but not limited to, the Code or any Treas. Reg.) shall include any amendment thereof or successor thereto.

(b) The titles and captions set forth in this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof and shall not affect the construction or interpretation of any provision hereof.

(c) Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any section or other part hereof.

ARTICLE II

FORMATION

Section 2.1 Shareholders. The Company was formed as a Nevada corporation upon the filing of the Certificate of Incorporation with the Secretary of State on August 10, 2010. By executing this Agreement, each of the Persons listed on Schedule A is a shareholder of the Company upon the terms and subject to the conditions set forth in this Agreement and applicable law.

Section 2.2 Name of the Company. The name of the Company is Liberty Electric Car, Inc. The Company shall conduct its business under the name Liberty Electric Car, Inc. or under any other assumed, fictitious or other name permitted by law. The Shareholders shall approve of any change in the name of the Company or any other name used by the Company to conduct its business.

Section 2.3 Place of Business. The principal place of business of the Company shall be located at 1903 North Barnes Avenue, Springfield, Missouri 65803 or at such other place as the Board may determine.

Section 2.4 Purpose. The sole purpose of the Company is to engage in the Business. The Company shall engage in no other businesses, activities or enterprises without the Consent of the Board.

Section 2.5 Voting and Conduct. The Shareholders agree that they shall vote their Shares and take such other actions as may be necessary to facilitate the provisions of this Agreement.

ARTICLE III

CAPITALIZATION & CONTRIBUTION OF INTANGIBLE ASSETS

Section 3.1 Capital Contributions.

(a) In consideration for the Shares, the Shareholders will contribute (or have contributed) the amounts set forth on Schedule A as their initial Capital Contribution (the "Initial Capital Contribution"). The amounts being originally contributed to the Company shall be used for development and other organizational expenses incurred in connection with the Business, including the purchase and conversion of two vehicles at the Missouri plant of the Electric Car Company, one of which shall be a Land Rover.

(b) Except as expressly provided in this Agreement, no Shareholder shall be required to make any additional or other capital contribution to the Company, lend or advance funds or property to the Company for any purpose whatsoever. In the event any Shareholder makes a loan to the Company (which must be on commercially reasonable terms), such loan shall be considered a "Shareholder Loan" for purposes of this Agreement.

Section 3.2 Contribution of License Agreements and Intellectual Property. Simultaneous with the execution of this Agreement, Liberty will license to the Company all of its rights, title and interests in the patents and intangible rights as listed on Exhibit A attached hereto pursuant to a separate License Agreement. Such rights shall be utilized solely by the Company and Liberty shall not permit any other person or entity to obtain any interest in or use such rights for any purpose whatsoever without the express written Consent of the Shareholders, all as set forth in the License Agreement. Said license shall be effective upon execution of the License Agreement between Company and Liberty Electric Cars USA LLC, an Illinois limited liability company.

ARTICLE IV

FISCAL MATTERS

Section 4.1 Tax Returns. The Company shall prepare and file, or shall cause to be prepared and filed, all federal and any required state, local and foreign income and other tax returns for the Company.

Section 4.2 Elections. Except as otherwise provided in this Agreement, all accounting decisions required or permitted to be made by the Company under applicable law shall be made by the Board.

Section 4.3 Books and Records. The Company shall maintain or cause to be maintained at its principal place of business complete and accurate books and records of the assets, business and affairs of the Company, including, without limitation:

(1) true and full information regarding the status of the Business and financial condition of the Company;

(2) a copy of the Company's federal, state and local income tax returns for each of the three (3) most recent Fiscal Years;

(3) a current list of the name, last known business, residence or mailing address of each Shareholder; and

(4) a copy of this Agreement and the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, together with an executed copy of any written power of attorney pursuant to which this Agreement and any certificate or amendment thereto has been executed.

Section 4.4 Audit.

(a) The Parties acknowledge that ELCR is a publicly held company whose securities are traded on the OTCBB. ELCR includes its financial statements as part of its annual and quarterly reports which are filed with the Securities and Exchange Commission and which statements are prepared in accordance with generally accepted accounting principles and audited by a PCAOB certified accounting firm. ELCR represents, warrants and covenants that it is in compliance with all requirements of the OTCBB and the Securities and Exchange Commission and that the execution, delivery and performance of this Agreement will not conflict with, or result in a breach or violation of, any provision of ELCR's organizational documents, or the requirements of the OTCBB or the Securities and Exchange Commission, or to any agreements that ELCR is bound.

(b) To fully account for the ELCR ownership of the Company's Shares pursuant to SEC rules, the Company, on an annual basis, shall have its financial statements audited by an accounting firm that is PCAOB certified and approved by the Shareholders.

Section 4.5 Reports to Shareholders.

(a) As soon as practicable after the end of each Fiscal Year, the Company shall distribute:

(1) to each Shareholder, a copy of the Company's Tax Return; and

(2) to each Shareholder, a copy of the Company's balance sheet as of the end of such Fiscal Year and an income statement for the Fiscal Year then ended, prepared in accordance with generally accepted accounting principles and audited by a PCAOB certified accounting firm.

(b) In addition, as soon as practicable after the end of each fiscal quarter the Company shall distribute to each shareholder a current balance sheet for the Company and an income statement for such past quarter as well as an income statement for the current year to date.

(c) Each Shareholder may, upon reasonable notice to the Board, for any purpose reasonably related to such Shareholder's Shares, at such Shareholder's own expense, inspect and copy, during the normal business hours of the Company, any records or information maintained by the Company. Any such demand shall be in writing and shall state the purpose of such demand.

ARTICLE V

ADMINISTRATION AND MANAGEMENT

Section 5.1 Management.

(a) The Board shall have the full right, power and authority to manage the day-to-day business and affairs of the Company. All "Major Decisions" (as defined in Section 5.2 below) shall be submitted to the Board for their review and decision.

(b) The Board shall appoint, in a written instrument, such officers of the Company (each, an *"Officer"*), with such powers, duties and responsibilities as the Board may determine from time to time or as more fully provided in the Company's bylaws. The powers, duties and responsibilities of an Officer shall be set forth by the Board or as more fully provided in the Company's bylaws. At any time, the Board may, with at least fifty-five percent (55%) of the Board as a whole, revoke any appointment or modify, limit or amend the powers, duties or responsibilities of an Officer.

(c) The initial members of the Board shall be Gary Spaniak, Jr., Charles G. Spaniak III, Ian Hobday and Igor Dolgun. The Shareholders agree that any addition to the Board will be drawn equally from designees of each of the Shareholders. The initial Officers of the Company shall be Gary Spaniak, Jr. and Ian Hobday with each holding such offices as determined by the Board of Directors.

(d) To the extent possible, meetings of the Board shall be held by telephone conference. If, however, they are to be held in person, such meetings shall be held in Fort Lauderdale, Florida.

Section 5.2 Powers Reserved to the Board.

(a) Except with the Consent of the Board and in addition to the provisions of the Act, no Officer shall have any duty, right, power or authority to take any of the following actions (each being considered a "Major Decision"):

(1) acquire any real property, whether improved or unimproved, or any interest therein;

(2) except in the ordinary course of business, lend money to, or guarantee the debts or other obligations of a shareholder or any other Person more than $5,000;

(3) acquire any financing for or on behalf of the Company, including the approval of the amount of the financing, the security for such financing and the terms of such financing;

(4) refinance, amend, modify or extend any mortgages or deeds of trust or loans which may affect any asset of the Company;

(5) make any tax elections or other decisions effecting the tax treatment of a shareholder (except as otherwise provided herein or required by the Code);

(6) commingle any of the Company's money with that of any Shareholder or any other Person or maintain any Company funds in an account that is not an account of the Company;

(7) sell, dispose, trade or exchange substantially all of the assets of the Company, or sell any property of the Company outside of the ordinary course of the Company's business;

(8) enter into, or amend, a contract between the Company and a Shareholder or an Affiliate of a Shareholder or any other Person;

(9) commence, settle or dismiss litigation by or against the Company that is not covered by insurance or confessing a judgment against the Company or its assets or any portion thereof;

(10) cause the Company to engage in any business other than the Business or make any decision that significantly alters the nature, character or scope of the Business; and

(11) cause the Company to enter into Related Party Transactions, as the term is defined in Section 6.7 below.

(b) All Major Decisions shall be submitted to the Board for its review and decision.

Section 5.3 Bank Accounts. The Company shall maintain one or more accounts (including, but not limited to, brokerage, custodial, checking, cash management and/or money market accounts) in such banks, brokerage houses or other financial institutions as the Board may determine. All amounts deposited by or on behalf of the Company in those accounts shall be and remain the property of the Company. All withdrawals from such accounts shall be made only by an Officer authorized by the Board. No funds of the Company shall be kept in any account other than a Company account, and funds of the Company shall not be commingled with the funds of any other Person; and no Officer shall apply, or permit any other Person to apply, such funds in any manner, except for the benefit of the Company. An Officer shall not write any checks or send any wires on any Company account or otherwise withdraw any money from any Company account in excess of $5,000 without a second authorized signature.

ARTICLE VI

TRANSFERS

Section 6.1 Transfer Limitations.

(a) Except as otherwise provided in this Agreement, no Shareholder may Transfer all or any portion of any Shares without the Consent of the other Shareholders, whose Consent may be withheld in their sole discretion. Any purported Transfer in violation of this Agreement (including, but not limited to, Section 8.1(b)), shall be null and void *ab initio* and of no force or effect and shall not bind the Company. Notwithstanding anything herein to the contrary set forth in this Agreement, a Transfer of an Share shall not be permitted or made if (1) such Transfer would violate applicable securities, "blue sky" or similar laws, (2) such Transfer would cause the Company to be treated as a "publicly-traded partnership" within the meaning of Section 7704 of the Code or (3) at the time of a Transfer, the Transferee is a minor.

(b) A Transferee shall not be admitted as a Shareholder unless and until the Transferee executes and delivers a counterpart of this Agreement, expressly assumes all of the obligations of the Transferor hereunder, executes or delivers such other agreements, instruments, certificates, affidavits, opinions of counsel and other documents as the Board may reasonably require in order to admit the Transferee as a Shareholder in accordance with this Agreement and applicable law and receives the Consent of the Board. Except as provided in the immediately preceding sentence, a Transferee shall not be a Shareholder or otherwise be entitled to participate in the management and affairs of the Company, and a Transfer of Shares shall not release, terminate, alter or otherwise affect any duty, obligation or liability of the Transferor.

(c) In the event of a Transfer not described in Sections 6.2, any voting rights with respect to the Transferred Share shall automatically be transferred to the non-Transferring Shareholders pro-rata in accordance with each such non-Transferring Shareholder's percentage ownership of the Shares immediately prior to such Transfer (excluding the Shares subject to the Transfer).

Section 6.2 Permitted Transfers. Notwithstanding any other provision of this Agreement, a Shareholder may freely transfer all or part of their Shares without the Consent of any other Shareholders or the Board to an Affiliate of the Shareholder *provided that,* such Shareholder, at the time such Transfer would otherwise be made in accordance with this Section 6.2, is not in breach of any obligation or duty under this Agreement, any related agreement or applicable law with respect to the Company.

Section 6.3 No Transfers for 24 Months. Except for transfers made in accordance with Section 6.2, no transfer shall be permissible for a period of 24 months from the date of this Agreement.

Section 6.4 Right of First Refusal.

(a) Within ten (10) days of the receipt of a bona-fide offer to purchase a Shareholder's Shares (an "Offer"), the Shareholder receiving the Offer (the "Offer Shareholder") must give notice of such Offer (the "Offer Notice") to the other Shareholders (the "Other Shareholders").

(b) Each Other Shareholder may purchase a portion of the Shares subject to the Offer on the terms and conditions set forth in the Offer Notice; *provided that,* within thirty (30) days of the receipt of the Offer, the Other Shareholder gives notice of its intention to purchase any or all of such Shares to the Offer Shareholder along with the amount of Shares such Other Shareholder desires to purchase.

(c) In the event that the Other Shareholders, in the aggregate, accept the Offer with respect to all of the Offered Shares, the Offer shall be deemed accepted in full and each Other Shareholder shall be deemed to have accepted that percentage of the Offered Shares determined by dividing (A) the Offered Shares that such Other Shareholder gave notice of its willingness to purchase by (B) the aggregate Offered Shares all Other Shareholders gave notice of their willingness to purchase.

Notwithstanding the previous sentence, if Other Shareholders, in the aggregate, accept more than one hundred percent (100%) of the Offered Shares, then the Offered Shares shall be deemed accepted by the Other Shareholders as follows: (i) First, each Other Shareholder accepting to purchase a percentage of the Offered Shares that is less than the Percentage Share held by such Other Shareholder in relation to all Other Shareholders immediately prior to such purchase shall be permitted to purchase the amount they have elected to purchase; and (ii) Second, each Other Shareholder accepting to purchase a percentage of the Offered Shares that is more than the Percentage Share held by such Other Shareholder in relation to all Other Shareholders immediately prior to such purchase shall be permitted to purchase such portion of the remaining Offered Shares determined by multiplying (A) the Offered Shares remaining after any purchases pursuant to (i) immediately above and (B) the Percentage Share held by such accepting Other Shareholder in relation to all accepting Other Shareholders purchasing pursuant to this subsection (ii). In the event that Other Shareholders, in the aggregate accept the Offer with respect to all of the Offered Shares, the Offer shall be deemed to be accepted in full. If the Other Shareholders do not accept the Offer as to all of the Offered Shares during the Offer Period, the Offer shall be deemed to be rejected only with respect to any un-purchased portion of the Offered Shares.

(d) If the Other Shareholders do not provide Acceptance Notices for all of the Shares under Sections 6.4(b), the rights and obligations of the Other Shareholders to purchase any unpurchased Shares under this Section 6.4 shall terminate. The Offer Shareholder shall be entitled to sell any non-purchased Shares without regard to the consent requirements set forth in Section 6.1(a)); *provided that* (1) such sale occurs within ninety (90) days of the close of the date of the Offer on the same terms and conditions as set forth in the Offer and (2) such sale would not directly or indirectly result in the breach of, and otherwise complies with, all other applicable provisions of this Agreement (including, but not limited to, Section 6.1(b)).

(e) The Closing of any purchase by the Other Shareholders pursuant to Section 6.4(b) shall occur no later than ninety (90) days following the date of the Offer Notice.

Section 6.5 Tag-Along Rights. Subject to the Right of First Refusal of Section 6.4, if any Shareholder (the "Selling Shareholder") proposes to sell any of their Shares to any Person (whether as the result of an Offer or otherwise), the other Shareholders (the "Tag-along Shareholders") may elect to participate in the sale on the same terms as the Selling Shareholder and forego their rights under Section 6.4 by giving notice of such intention to the Selling Shareholder within ten (10) days of receiving notice from the Selling Shareholder. Each Tag-along Shareholder shall be permitted to sell a number of Shares to such Person equal to the product of (i) the number of Shares which may be sold to such Person by the Selling Shareholder (taking into account any purchases by the other Shareholders pursuant to Section 6.4) and (ii) a fraction, the numerator of which is the number of Shares held by the Tag-along Shareholder and the denominator of which is the aggregate number of Shares held by the Selling Shareholder (not taking into account any purchases pursuant to Section 6.4) and all Tag-Along Shareholders electing under this Section 6.5. In the event Section 6.4 of this Agreement applies to the proposed sale and all Shares are purchased by Other Shareholders pursuant to such Section, each Tag-along Shareholder electing under this Section 6.5 will have no right to purchase any Shares from the Other Shareholders or sell any Shares to the Person wishing to purchase Shares and must abide by the terms of Section 6.4 and this Section 6.5 before making any such sale.

Section 6.6 Optional Buyout in the Event of an Involuntary Transfers

(a) Upon the happening of an Involuntary Withdrawal (as defined below) with respect to any Shareholder, such Shareholder (or such Shareholder's Successor), within thirty (30) days of such Involuntary Withdrawal, shall notify the Company of such event at which time such Shareholder (or the Shareholder's Successor) (the "Withdrawn Shareholder") shall be deemed to offer for sale (the

"Withdrawal Offer") to the Company all of the Ownership Rights owned of record and beneficially by the Withdrawn Shareholder (or the Shareholder's Successor) (the "Withdrawal Share").

(b) The Withdrawal Offer shall be and remain irrevocable for a period (the "Withdrawal Offer Period") ending at 11:59 P.M., local time at the Company's principal office on the sixtieth (60th) day following the date the Company is notified of the Involuntary Withdrawal. At any time during the Withdrawal Offer Period, the Company, with the Consent of the Shareholders, may accept the Withdrawal Offer by notifying the Withdrawn Shareholder (or the Shareholder's Successor) (via the "Withdrawal Notice") of its acceptance. The Withdrawn Shareholder (or the Shareholder's Successor) shall not be deemed a Shareholder for the purpose of the vote on whether the Company shall accept the Withdrawal Offer.

(c) If the Company accepts the Withdrawal Offer, the Withdrawal Notice shall fix a closing date (the "Withdrawal Closing Date") for the purchase, which shall be not earlier than ten (10) or later than ninety (90) days after the expiration of the Withdrawal Period.

(d) If the Company accepts the Withdrawal Offer, the Company shall purchase the Withdrawal Share for a price equal to the Appraised Value (as defined below) of the Withdrawal Share less any costs incurred with respect to such purchase.

(e) If the Company does not desire to purchase the Withdrawal Share, the Company shall notify all other Shareholders, at any time prior to the expiration of the Withdrawal Offer Period, of its decision not to accept the Withdrawal Offer. In such event, each other Shareholder shall be permitted to purchase such percentage of the Withdrawal Share equal to the percentage determined by dividing the number of Shares held by such Shareholder by the number of Shares held by all other Shareholders (excluding all Shares held by the Withdrawn Shareholder or such Shareholder's Successor).

(f) If any other Shareholder decides to purchase their permitted portion of the Withdrawal Share, the closing for such purchase shall be not earlier than ten (10) or later than sixty (60) days after the date they received Notice from the Company that the Company will not purchase the Withdrawal Share. The price for the portion of the Withdrawal Share being purchased will be the Appraised Value (as defined below) of the portion of the Withdrawal Share being purchased.

(g) If the Company and the other Shareholders fail to accept the Withdrawal Offer, then the Withdrawn Shareholder or the Withdrawn Shareholder's Successor, as the case may be, upon the expiration of the Withdrawal Offer Period, thereafter shall not be permitted to participate in any capacity with respect to the operations or management of the Company, including any rights as a Board Member or Officer.

(h) The term "Appraised Value" means the appraised value of the equity of the Company's assets as hereinafter provided. Within fifteen (15) days after demand by either one to the other, the Company and the Withdrawn Shareholder (or their Successor) shall each appoint an appraiser to determine the value of the equity of the Company's assets. If the two appraisers agree upon the equity value of the Company's assets, they shall jointly render a single written report stating that value. If the two appraisers cannot agree upon the equity value of Company's assets, they shall each render a separate written report and shall appoint a third appraiser, who shall appraise the Company's assets and determine the value of the equity therein, and shall render a written report of his or her opinion thereon. Each party shall pay the fees and other costs of the appraiser appointed by that party, and the fees and other costs of the third appraiser shall be shared equally by both parties. The equity value contained in the aforesaid joint written report or written report of the third appraiser, as the case may be, shall be the Appraised Value; provided, however, that if the value of the equity contained in the appraisal report of the third

appraiser is more than the higher of the first two appraisals, the higher of the first two appraisals shall govern; and provided, further, that if the value of the equity contained in the appraisal report of the third appraiser is less than the lower of the first two appraisals, the lower of the first two appraisals shall govern. Notwithstanding the above, in the event either the Company or the Withdrawn Shareholder (or their Successor) fails to appoint an appraiser, the Appraised Value shall be determined pursuant to binding arbitration in accordance with Section 10.6 of this Agreement.

(i) The term Involuntary Withdrawal means, with respect to any Shareholder (or their Successor), the occurrence of any of the following events:

(1) the Shareholder makes an assignment of their Shares for the benefit of creditors;

(2) the Shareholder files a voluntary petition of bankruptcy;

(3) the Shareholder is adjudged bankrupt or insolvent or there is entered against the Shareholder an order for relief in any bankruptcy or insolvency proceeding;

(4) the Shareholder files a petition seeking for the Shareholder any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(5) the Shareholder seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Shareholder or of all or any substantial part of the Shareholder's properties;

(6) the Shareholder files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Shareholder in any proceeding described in (1) through (5) immediately above;

(7) any proceeding against the Shareholder seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Shareholder or all or any substantial part of the Shareholder's properties without the Shareholder's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated;

(8) if the Shareholder is an individual, the Shareholder's death or adjudication by a court of competent jurisdiction as incompetent to manage the Shareholder's person or property;

(9) if the Shareholder is acting as a Shareholder by virtue of being a trustee of a trust, the termination of the trust;

(10) if the Shareholder is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

(11) if the Shareholder is a corporation, the dissolution of the corporation or the revocation of its charter; or

(11) if the Shareholder is an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

Section 6.7 Closing/Payment of Price. A closing of any purchase of any Shares pursuant to Section 6 shall occur during regular business hours at the principal office of the Company or at such other place as the Shareholders may agree.

Section 6.8 "Key Man" Insurance. The Company may elect to maintain one or more insurance policy or policies on one or more of the Officers. The purpose for this policy shall be to help protect each Shareholder's existing interest in the Company taking into account any distributions from or redemptions by the Company with respect to each Shareholder.

ARTICLE VII

TERMINATION OF THIS AGREEMENT

Section 7.1 Termination. This Agreement shall be terminated upon the first to occur of the following events:

(a) Dissolution or liquidation of Company;

(b) Merger in which the Company is not a survivor;

(c) Consent of the Shareholders; or

(d) the Company becoming a public company pursuant to an initial public offering, reverse merge or voluntary filing on Form 10 (or comparable).

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to create any partnership, joint venture, joint enterprise or association among the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto.

Section 8.2 Fees and Expenses. All fees and expenses, including, without limitation, attorneys' fees and expenses, of the Company incurred in connection with this Agreement shall be borne by the Company.

Section 8.3 Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be considered given by the sender and received by the recipient as follows: (a) on the date delivered, if personally delivered; (b) on the date sent by telecopy, if sent on a business day by 6:00 p.m. (EST) with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, or if sent after that time, on the next succeeding business day; (c) on the next business day after being sent by recognized overnight mail service in time for and specifying next day or next business day delivery; or (d) five (5) business days after mailing, if mailed by United States postage-paid, certified or registered mail, return

receipt requested, in each case addressed to the parties at their respective addresses or telecopier numbers as set forth on the books and records of the Company.

Section 8.4 Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

Section 8.5 Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Nevada, without regard to choice or conflict of laws principles that would defer to the substantive laws of any other jurisdiction.

Section 8.6 Arbitration Any and all disputes arising out of this Agreement will be determined by submission to binding arbitration. In the case of any dispute between the Shareholder(s) and the Company, the Shareholder(s) and another Shareholder which has not been resolved through negotiation between the parties, such dispute shall be settled and determined through arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). Any arbitration pursuant to this Agreement shall be held in Las Vegas, Nevada or such other place as the parties may agree, and shall be conducted by a single arbitrator with expertise or significant knowledge of companies, limited liability companies or partnerships engaged in similar activities to the Business. In the event of a dispute between the Shareholders and the Company, the arbitrator shall be selected by 2 independent arbitrators, one of whom shall be selected by the Shareholder(s) and the other to be selected by the Manager (on behalf of the Company). In the event of a dispute between the Shareholder(s), the arbitrator shall be selected by two (2) independent arbitrators, one of whom shall be selected by the Manager and the other to be selected by the Shareholder(s). In the event of a dispute between a Shareholder and another Shareholder, the arbitrator shall be selected by two (2) independent arbitrators, one of whom shall be selected by each of the Shareholders. The written decision of the arbitrator so selected shall be binding, final and conclusive on the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration (subject to the discretion of the arbitrator) shall recover its expenses and costs including reasonable attorney's fees from the other party.

Notice of demand for arbitration shall be filed in writing with the other parties to this Agreement and the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

Section 8.7 Remedies. In the event of any actual or prospective breach or default by any party, the other parties shall be entitled to equitable relief, including, without limitation, remedies in the nature of injunction and specific performance (without being required to post a bond or other security or to establish any actual damages). In this regard, the parties acknowledge that they will be irreparably damaged in the event this Agreement is not specifically enforced. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including, without limitation, the recovery of damages.

Section 8.8 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the

discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision, as so amended and limited, valid and enforceable.

Section 8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 8.10 Further Assurances. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and take such other actions as the Board may reasonably request or as may otherwise be necessary or proper to carry out the terms and provisions of this Agreement and to consummate and perfect the transactions contemplated hereby.

Section 8.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

Section 8.12 Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party without the prior written consent of each other party hereto. Any purported assignment in violation of this Agreement shall be null and void *ab initio* and without effect.

Section 8.13 Covenant Not to Compete.

(a) The parties hereto acknowledge and recognize the competitive nature of the Business and in consideration of the execution of this Agreement, the parties agree to the following:

(1) That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Shareholders, its officers, directors, proprietors, employers, employees, managers, members, Shareholders, trustees, owners, partners, independent agreements or, investors, consultants, advisors or agents, or their affiliates will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, employee, manager, member, Shareholder, trustee, owner, partner, independent agreement or, investor, consultant, advisor or agent.

(2) That during the Restricted Period and within the Restricted Area, Shareholders will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of Company's clients which have a business or client relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with Buyer.

(3) That during the Restricted Period and within the Restricted Area, Seller will not (A) directly or indirectly recruit, solicit or otherwise influence any employee, or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within one (1) year prior to the date Company or the Competitive Business employs or seeks to employ such person) employed by Buyer.

(4) That during the Restricted Period and within the Restricted Area the Shareholders, directly or indirectly, will not interfere with, or disrupt or attempt to disrupt any

relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company.

(b) Restrictive Period. The "Restrictive Period" shall be deemed the period beginning on date of the execution of this Agreement and continuing for so long as this Agreement shall be in effect.

(c) Restricted Area. The "Restricted Area" shall be deemed to include the United States of America.

(d) Business Activities. "Business Activities" shall be deemed to include the production or sale of any products which are the subject of this Agreement or which the Company is actively involved in producing or selling (or helping to produce or sell) to customers as it relates to electric vehicles exclusive of the current ELCR Sunbeam agreement.

(e) Covenants as Essential Elements of this Agreement. It is understood by and between the Parties hereto that the foregoing covenants contained in this Section 8 are essential elements of this Agreement, and that but for the agreement by ELCR and Liberty to comply with such covenants, respectively that ELCR and Liberty would not have agreed to enter into this Agreement. Such covenants by ELCR and Liberty shall be construed to be agreements independent of any other provisions of this Agreement.

(f) Divisibility of Covenant Areas, Periods and Lines of Business. If any portion of the restrictive covenants contained herein are held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible as to time, geographic area and line of business; and each one (1) week of the specified time period shall be deemed to be a separate period of time, each continent, country, state, province, county, city or other governmental subdivision shall be deemed to be a separate geographic area and each product or service sold or offered with respect to the Business Activities shall be deemed a separate line of business, so that the maximum lesser time, geographic area and line(s) of business which are not unreasonable, arbitrary or against public policy shall remain effective and enforceable.

(g) Grant and Other Tax Incentive Applications. It is understood that Liberty has made applications with the State of Illinois ("State") and various departments within the State, and various governmental agencies for grants and other tax incentives from the State and the various governmental agencies to convert vehicles from gas to electric and all related services and activities. The application shall not be deemed to violate the terms of this Agreement. In the event that a grant or grants and/or other tax incentives shall be made by the State or its various departments, or any other governmental agency, the parties agree that they shall act in good faith to adjust their ownership of the Company to reflect the economics of the grant and other tax incentives. If for any reason the parties cannot come to a good faith agreement on the reallocation of ownership, the issue shall be submitted to Arbitration as provided herein.

Section 8.14 Construction. This Agreement shall not be construed against the Company or any party by reason of its having caused this Agreement to be drafted.

Section 8.15 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and/contemporaneous agreements (whether written or oral) relating thereto, all of which are merged herein.

Section 9.16 Conflict. In the event of a conflict between the terms of this Agreement and the Bylaws of the Company, the terms of this Agreement shall prevail as between the Parties to this Agreement.

IN WITNESS WHEREOF, the Shareholders have duly executed and delivered this Shareholder Agreement of Liberty Electric Car, Inc. as of the date first written above.

ELECTRIC CAR COMPANY, INC.
a Delaware Corporation

By______________________________
Name:
Title:

LI[illegible]TY ELECTRICCARS USA LLC
an [illegible]is limited liability corporation

By______________________________
[illegible] Hilsley, Manager

Section 8.16 Conflict. In the event of a conflict between the terms of this Agreement and the Bylaws of the Company, the terms of this Agreement shall prevail as between the Parties to this Agreement.

IN WITNESS WHEREOF, the Shareholders have duly executed and delivered this Shareholder Agreement of Liberty Electric Car, Inc. as of the date first written above.

ELECTRIC CAR COMPANY, INC.
a Delaware Corporation

By ______________________
Name: GARY SPANIAK
Title: PRESIDENT

LIBERTY ELECTRIC CARS USA LLC
an Illinois limited liability corporation

By ______________________
Jim Hobday, Manager